EXHIBIT 10.7

SECOND ADDENDUM TO LEASE AGREEMENT

W. DAVID HILL AND

EASTON BANK & TRUST

Addendum to be attached to and made a permanent part of the Agreement of Lease dated July 1, 1993 and all following addendum by and between, EASTON BANK & TRUST, Landlord, and, W. DAVID HILL, Tenant, regarding 501 Idlewild Avenue, Easton, Maryland, 21601 subject to the following:

1. The term of the lease shall be from July 1, 2003 until June 30, 2008.

All other terms and conditions of said Agreement of Lease shall remain the same.

WITNESSES:

/s/ Rose K. Kleckner	/s/ Pamela A. Mussenden
EASTON BANK & TRUST by
Pamela Mussenden, Landlord
Date of Execution: 6-30-2003

WITNESSES:

/s/ Sheila Wainwright	/s/ W. David Hill
W. DAVID HILL, Tenant
Date of Execution: 6-30-2003